                                                                       EXHIBIT 2
                                                                       ---------


                                 AGREEMENT
                                 ---------

  THIS AGREEMENT, dated as of July 23, 2000 ("Agreement"), is made by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and COMMUNITY INDEPENDENT BANK, INC., a Pennsylvania corporation ("CIB").


                                  BACKGROUND
                                  ----------

  1. NPB and CIB desire for CIB to merge with and into NPB, with NPB surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and this Agreement.

  2. As a condition and inducement to NPB to enter into this Agreement, (a) the directors and certain officers of CIB are concurrently executing Letter Agreements with NPB in the form attached hereto as Exhibit 1, and (b) CIB is concurrently granting to NPB an option to acquire up to 19.9% of CIB's common stock (the "NPB Option") pursuant to a Stock Option Agreement which is concurrently being executed between CIB and NPB, in the form attached hereto as
Exhibit 2.

  3. NPB and CIB desire to provide the terms and conditions governing the transactions contemplated herein.


                                   AGREEMENT
                                   ---------

  NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                   ---------

                                    GENERAL
                                    -------

  1.01  Definitions.  As used in this Agreement, the following terms shall have
        -----------
the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  Affiliate means, with respect to any corporation, any person that directly, or
  ---------
indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

  Agreement means this agreement, which constitutes a "plan of merger" between
  ---------
NPB and CIB, including any amendment or supplement hereto.

  Application means an application for regulatory approval which is required by
  -----------
the transactions contemplated hereby.

  Articles of Merger mean the articles of merger to be executed by NPB and CIB
  ------------------
and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

  Bank Merger means the merger of BBank with and into NPBank, with NPBank
  -----------
surviving such merger, contemplated by Section 1.03 of this Agreement.

  Bank Plan of Merger has the meaning given to that term in Section 1.03 of this
  -------------------
Agreement.

  BBank means Bernville Bank, N.A., a national banking association, all the
  -----
outstanding capital stock of which is owned by CIB.

  BCL means the Pennsylvania Business Corporation Law of 1988, as amended.
  ---

  BHC Act means the Bank Holding Company Act of 1956, as amended.
  -------

  CIB means Community Independent Bank, Inc., a Pennsylvania corporation.
  ---

  CIB Benefit Plan has the meaning given to that term in Section 2.12 of this
  ----------------
Agreement.

  CIB Certificate has the meaning given to such term in Section 1.02(g)(i) of
  ---------------
this Agreement.

  CIB Common Stock has the meaning given to that term in Section 2.02(a) of this
  ----------------
Agreement.

  CIB Disclosure Schedule means, collectively, the disclosure schedules
  -----------------------
delivered by CIB to NPB at or prior to the execution and delivery of this Agreement.

  CIB Financials means (i) the audited consolidated financial statements of CIB
  --------------
as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and (ii) the unaudited interim consolidated financial statements of CIB for

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each calendar quarter after December 31, 1999, including the quarter ended March
31, 2000.

  CIB Nominee has the meaning given to that term in Section 1.02(d)(i) of this
  -----------
Agreement.

  CIB NPBank Nominee has the meaning given to that term in Section 4.07(c)(iii)
  ------------------
of this Agreement.

  CIB Shareholders Meeting means the meeting of the holders of CIB Common Stock
  ------------------------
concerning the Merger pursuant to the Prospectus/Proxy Statement.

  CIB Stock Option Plans means each stock option plan maintained by CIB
  ----------------------
immediately prior to the Effective Date.

  Closing Date means the date on which the last condition precedent provided in
  ------------
this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

  Confidentiality Agreement means the confidentiality agreement dated July 13,
  -------------------------
2000, between NPB and CIB.

  CRA means the Community Reinvestment Act of 1977, as amended, and the rules
  ---
and regulations promulgated from time to time thereunder.

  Determination Date means the trading day thirty-one days prior to the CIB
  ------------------
Shareholders Meeting.

  Determination Period has the meaning given to such term in Section
  --------------------
1.02(e)(ii)(D) of this Agreement.

  Division has the meaning given to that term in Section 4.07(c)(iv)(A) of this
  --------
Agreement.

  Division Board has the meaning given to that term in Section 4.07(c)(iv)(B) of
  --------------
this Agreement.

  Effective Date means the date upon which the Articles of Merger shall be filed
  --------------
in the PDS and shall be the same as the Closing Date.

  Environmental Law means any federal, state or local law, statute, ordinance,
  -----------------
rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

  ERISA means the Employee Retirement Income Security Act of 1974, as amended.
  -----

  Exchange Act means the Securities Exchange Act of 1934, as amended, and the
  ------------
rules and regulations promulgated from time to time thereunder.

  Exchange Agent has the meaning given to such term in Section 1.02(g)(v) of
  --------------
this Agreement.

  Exchange Ratio means the exchange ratio set forth in Section 1.02(e)(ii)(A),
  --------------
as it may be adjusted pursuant to Section 1.02(h).

  FDIC means the Federal Deposit Insurance Corporation.
  ----

  FRB means the Federal Reserve Board.
  ---

  IRC means the Internal Revenue Code of 1986, as amended.
  ---

  IRS means the Internal Revenue Service.
  ---

  Knowledge of CIB means the knowledge of CIB's officers and directors.
  ----------------

  Knowledge of NPB means the knowledge of NPB's officers and directors.
  ----------------

  Material Adverse Effect means a material adverse effect on (a) the business,
  -----------------------
financial condition or results of operations of CIB on a consolidated basis (when such term is used in Article 2 hereof or otherwise with respect to CIB) or NPB on a consolidated basis (when such term is used in Article 3 hereof or otherwise with respect to NPB) other than, in each case, any change, circumstance or effect relating to (i) the economy or financial markets in general, (ii) the banking industry and not specifically related to CIB or NPB, or (iii) any action or omission of a party taken with the prior written consent of the other party to this Agreement, or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

  Merger means the merger of CIB with and into NPB, contemplated by this
  ------
Agreement.

  Merger Consideration has the meaning given to such term in Section 1.02(g)(i)
  --------------------
of this Agreement.

  NASD means the National Association of Securities Dealers, Inc.
  ----

  Nasdaq means the National Market tier of The Nasdaq Stock Market operated by
  ------
the NASD.

  NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.
  ---

  NPB Certificate has the meaning given to such term in Section 1.02(g)(ii) of
  ---------------
this Agreement.

  NPB Common Stock means the shares of common stock, without par value, of NPB.
  ----------------

  NPB Disclosure Schedule means, collectively, the disclosure schedules
  -----------------------
delivered by NPB to CIB at or prior to the execution and delivery of this Agreement.

  NPB Financials means (i) the audited consolidated financial statements of NPB
  --------------
as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and (ii) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 1999, including the quarter ending March 31, 2000.

  NPB Market Value has the meaning given to such term in Section 1.02(e)(ii)(D)
  ----------------
of this Agreement.

  NPB Option means the option granted to NPB to acquire certain shares of CIB
  ----------
Common Stock referred to in the Background of this Agreement.

  NPBank means National Penn Bank, a national banking association, all the
  ------
outstanding capital stock of which is owned by NPB.

  OCC means the Office of the Comptroller of the Currency.
  ---

  PDB means the Department of Banking of the Commonwealth of Pennsylvania.
  ---

  PDS means the Department of State of the Commonwealth of Pennsylvania.
  ---

  Prospectus/Proxy Statement means the prospectus/proxy statement, together with
  --------------------------
any supplements thereto, to be sent to
holders of CIB Common Stock in connection with the transactions contemplated by this Agreement.

  Registration Statement means the registration statement on Form S-4, including
  ----------------------
any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the transactions contemplated by this Agreement.

  Regulatory Agreement has the meaning given to that term in Sections 2.11(d)
  --------------------
and 3.10(d) of this Agreement.

  Regulatory Authority means any agency or department of any federal, state or
  --------------------
local government or of any self-regulatory organization, including without limitation the SEC, the FRB, the FDIC, the PDB, the OCC, the NASD, and the respective staffs thereof.

  Rights means warrants, options, rights, convertible securities and other
  ------
capital stock equivalents which obligate an entity to issue its securities.

  Rights Agreement means the rights agreement dated August 23, 1989, as amended
  ----------------
August 21, 1999, between NPB and National Penn Bank, as Rights Agent.

  SEC means the Securities and Exchange Commission.
  ---

  Securities Act means the Securities Act of 1933, as amended, and the rules and
  --------------
regulations promulgated from time to time thereunder.

  Securities Documents means all registration statements, schedules, statements,
  --------------------
forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

  Securities Laws means the Securities Act and the Exchange Act and the rules
  ---------------
and regulations promulgated from time to time thereunder.

  Subsidiary means any corporation, 50% or more of the capital stock of which is
  ----------
owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

  1.02  The Merger.
        ----------

  (a)  Closing.  The closing of the transactions contemplated by this Agreement
       -------
(the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in

Article V of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

  (b)  The Merger.  Subject to the terms and conditions of this Agreement and in
       ----------
accordance with the BCL, on the Effective Date:

          (i) CIB shall merge with and into NPB;

          (ii) the separate existence of CIB shall cease;

          (iii) NPB shall be the surviving corporation in the Merger; and

          (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of CIB shall be taken and deemed to be transferred to and vested in NPB, as the surviving corporation in the Merger, without further act or deed;

all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

  (c)  NPB's Articles of Incorporation and Bylaws.  On and after the Effective
       ------------------------------------------
immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of NPB, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

  (d) NPB's Board of Directors and Officers.
      -------------------------------------

        (i) On and after the Effective Date, (A) the directors of NPB duly elected and holding office immediately prior to the Effective Date, and (B) one person (the "CIB Nominee") selected by CIB's Board of Directors (consistent with the 60 years age limitation contained in NPB's Bylaws) and approved by NPB (which approval will not be unreasonably withheld) shall be the directors of NPB, as the surviving corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB. NPB shall designate the CIB Nominee as a Class III director with a term of office through April 2002 and NPB agrees to re-nominate the CIB Nominee for at least one full three-year term thereafter.

        (ii) If the CIB Nominee, or any successor, resigns, dies or is otherwise removed from NPB's Board of Directors prior to the end of the Class III term ending April 2005, the former CIB directors then serving on the Division Board, by a plurality vote, shall have the right to select (consistent with the 60 years age limitation contained in NPB's Bylaws) the successor to such CIB Nominee, or any successor, subject to approval of such person by NPB (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps to elect such successor to the NPB Board of Directors.

          (iii) On and after the Effective Date, the officers of NPB duly elected and holding office immediately prior to the Effective Date shall be the officers of NPB, as the surviving corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

  (e)  Conversion of Shares.
       --------------------

          (i)  NPB Common Stock.
               ----------------

               (A)  Outstanding Shares.  Each share of NPB Common Stock issued
                    ------------------
and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of NPB Common Stock.

               (B)  Treasury Stock.  Each share of NPB Common Stock issued and
                    --------------
held in the treasury of NPB immediately prior to the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of NPB.

          (ii)  CIB Common Stock.
                ----------------

                (A)  Conversion.  Subject to Sections 1.02(e)(ii)(B) and
                     ----------
1.02(e)(ii)(C) hereof with respect to treasury stock and fractional shares, each share of CIB Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, subject to adjustment as provided in
Section 1.02(h) hereof, nine-tenths (9/10) share of NPB Common Stock, including the associated rights to purchase securities pursuant to the Rights Agreement.

                (B)  Treasury Stock.  Each share of CIB Common Stock issued and
                     --------------
held in the treasury of CIB immediately prior to the Effective Date, if any, shall be cancelled on the Effective Date, and no cash, stock or other property shall be delivered in exchange therefor.

                (C)  Fractional Shares.  No fractional shares of NPB Common
                     -----------------
Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of CIB Common Stock who would otherwise be entitled to receive a fraction of a share of NPB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by NPB Market Value (as defined in subsection (e)(ii)(D) below).

                (D)  Market Value of NPB Common Stock.  For purposes of this
                     --------------------------------
Agreement, the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on The Nasdaq Stock Market, National Market tier, as published in the Wall Street Journal, for the twenty trading days (the
                 -------------------
"Determination Period") ending on the Determination Date. Notwithstanding any other provision of this Agreement, however, the Determination Period shall not begin prior to the ten days after the date of this Agreement.

  (f)  Stock Options.
       -------------

        (i) On the Effective Date, each option (a "CIB Option") to purchase one or more shares of CIB Common Stock issued by CIB and outstanding on the Effective Date, whether or not such option is exercisable on the Effective Date, shall, by virtue of the Merger, cease to be outstanding and be converted into an option to purchase the number of shares of NPB Common Stock which the optionholder would have been entitled to receive in the Merger had such option been exercised in full immediately prior to the Effective Date, at an exercise price per share of NPB Common Stock equal to the per share exercise price of the CIB Option divided by the Exchange Ratio, and having other terms and conditions
           ----------
identical to those of the option exchanged (including forfeiture, acceleration and expiration date provisions). The adjustment provided herein with respect to any options which are "incentive stock options", as defined in Section 422 of the IRC, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the IRC.

        (ii) As soon as practicable after the Effective Date, NPB shall deliver to the holders of CIB Options appropriate notices setting forth such holders' rights pursuant to the CIB Stock Option Plans, and the agreements evidencing the grants of such CIB Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.02(f) after giving effect to the Merger and the terms of the CIB Stock Option Plans). NPB shall comply with the terms of the CIB Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such CIB Stock Option Plans, to have the CIB Options, if any, which qualified as "incentive stock options" prior to the Effective Date, continue to qualify as "incentive stock options" after the Effective Date.

          (iii) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of CIB Options in accordance with this Agreement. Promptly after the Effective Date, NPB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor other appropriate forms), with respect to the shares of NPB Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the CIB Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

  (g) Surrender and Exchange of CIB Stock Certificates.
      ------------------------------------------------

        (i) Each holder of shares of CIB Common Stock who surrenders to NPB the certificate or certificates representing such shares (each, a "CIB Certificate") shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Date, a certificate for the number of whole shares of NPB Common Stock into which such holder's shares of CIB Common Stock have been converted by the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(C) hereof (the "Merger Consideration").

        (ii) Each certificate for shares of NPB Common Stock (each, an "NPB Certificate") issued in exchange for CIB Certificates pursuant to Section 1.02(g)(i) hereof shall be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each CIB Certificate shall, from and after the Effective Date, evidence solely the right to receive NPB Certificates pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(C) hereof. If a CIB Certificate is exchanged on a date following one or more record dates for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this
Section 1.02(g)(ii) upon surrender of CIB Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of CIB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as CIB Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

          (iii) Each CIB Certificate delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

        (iv) Upon the Effective Date, the stock transfer books for CIB Common Stock will be closed and no further transfers of CIB Common Stock will thereafter be made or recognized. All CIB Certificates surrendered pursuant to this Section 1.02(g) will be cancelled.

        (v) As soon as reasonably practicable after the Effective Date, NPB shall cause NPBank or another institutional entity selected by NPB, as exchange agent (the "Exchange Agent"), to mail to each holder of a CIB Certificate:

             (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the CIB Certificates shall pass, only upon delivery of the CIB Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify; and

             (B) instructions for effecting the surrender of such CIB Certificates in exchange for the applicable Merger Consideration.

Upon surrender of a CIB Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such CIB Certificate shall be entitled to receive in exchange therefor:

             (X) one or more shares of NPB Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.02(e) (after taking into account all shares of CIB Common Stock then held by such holder); and

             (Y) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Section 1.02, including cash in lieu of any fractional shares and dividends and other distributions pursuant to Section 1.02(g)(ii).

In the event of a transfer of ownership of CIB Common Stock which is not registered in the transfer records of CIB, one or more NPB

Certificates evidencing, in the aggregate, the proper number of shares of NPB Common Stock, a check in the proper amount of cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled pursuant to Section 1.02(g)(ii), may be issued with respect to such CIB Common Stock to such a transferee if the CIB Certificate representing such shares of CIB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  (h) Anti-Dilution Provisions.  If NPB shall, at any time before the Effective
      ------------------------
Date:

          (i) issue a dividend in shares of NPB Common Stock;

          (ii) combine the outstanding shares of NPB Common Stock into a smaller number of shares;

          (iii) split or subdivide the outstanding shares of NPB Common Stock;
or

          (iv) reclassify the shares of NPB Common Stock;

then, in any such event, the number of shares of NPB Common Stock to be delivered to CIB shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of CIB Common Stock shall be adjusted so that each CIB shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the exchange ratio set forth in Section 1.02(e)(ii)(A) hereof shall be adjusted upward by 7%.)

  1.03  Bank Merger.  NPB and CIB shall each use their best efforts to cause
        -----------
BBank to merge with and into NPBank, with NPBank surviving such merger (the "Bank Merger") as soon as practicable after the Effective Date. Concurrently with the execution of this Agreement, NPB shall cause NPBank to execute, and CIB shall cause BBank to execute, the Bank Plan of Merger attached hereto as Exhibit 3 (the "Bank Plan of Merger"). The Bank Merger shall not be effected prior to the Effective Date.


                                 ARTICLE II
                                 ----------

                     REPRESENTATIONS AND WARRANTIES OF CIB
                     -------------------------------------

  CIB hereby represents and warrants to NPB as follows:

  2.01  Organization.
        ------------

  (a) CIB is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CIB is a bank holding company duly registered under the BHC Act. CIB has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. CIB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

   (b) BBank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. BBank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. BBank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

   (c) BBank is a commercial bank, the deposits of which are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

   (d) CIB has no Subsidiaries other than BBank and those identified in CIB Disclosure Schedule 2.01(d).

   (e) The respective minute books of CIB and each CIB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of CIB and the CIB Subsidiary.

   (f) CIB has delivered to NPB true and correct copies of the articles of incorporation and bylaws of CIB, the articles of association and bylaws of BBank, and the articles of incorporation and bylaws of each other CIB Subsidiary, each as in effect on the date hereof.

  2.02  Capitalization.
        --------------

  (a) The authorized capital stock of CIB consists of (i) 5,000,000 shares of common stock, par value $5 per share ("CIB Common Stock"), of which at the date hereof 700,327 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and none are held as treasury shares, and (ii) 1,000,000 shares of preferred stock, par value $5 per share, of which at the date hereof none are issued. Except for the NPB Option and this Agreement, CIB has not issued nor is CIB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of CIB Common Stock or any other security of CIB or any securities representing the right to vote, purchase or otherwise receive any shares of CIB Common Stock or any other security of CIB, except (i) for CIB Options for 22,600 shares of CIB Common Stock issued and outstanding under the CIB Stock Option Plans, or (ii) pursuant to CIB's Dividend Reinvestment Plan.

  (b) CIB owns, directly or indirectly, all of the capital stock of BBank and the other CIB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Bank Plan of Merger, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of BBank or any other CIB Subsidiary. Except for the CIB Subsidiaries, CIB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in BBank's investment portfolio, equity interests held by BBank in a fiduciary capacity, and equity interests held in connection with BBank's commercial loan activities.

  (c) To the Knowledge of CIB, except as set forth on CIB Disclosure Schedule 2.02(c), no person or group is the beneficial owner of 5% or more of the outstanding shares of CIB Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

  2.03  Authority; No Violation.
        -----------------------

  (a) CIB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CIB and the consummation by CIB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CIB and, except for approval by the shareholders of CIB as required by the BCL, no other corporate proceedings on the part of CIB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by CIB and, subject to approval by the shareholders of CIB and subject to the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of CIB, enforceable against CIB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

  (b) (i) The execution and delivery of this Agreement by CIB, (ii) subject to receipt of approvals from the CIB shareholders and the Regulatory Authorities referred to in Section 3.04 hereof and CIB's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by CIB or any CIB Subsidiary with any of the terms or provisions hereof, do not and will not:

        (A) conflict with or result in a breach of any provision of the respective articles of incorporation or association or bylaws of CIB or any CIB Subsidiary;

        (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to CIB or any CIB Subsidiary or any of their respective properties or assets; or

        (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CIB or any CIB Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which CIB or any CIB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

  2.04  Consents.  No consents or approvals of, or filings or registrations
        --------
with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by

CIB or the Bank Plan of Merger by BBank or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 3.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of CIB as required under the BCL, the consummation by CIB of the transactions contemplated hereby or by BBank of the Bank Merger.

  2.05  Financial Statements.
        --------------------

  (a) CIB has delivered to NPB the CIB Financials, except those pertaining to quarterly periods commencing after March 31, 2000, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered CIB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of CIB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

  (b) To the Knowledge of CIB, CIB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the CIB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

  2.06  No Material Adverse Change.  Neither CIB nor any CIB Subsidiary has
        --------------------------
suffered any adverse change in their respective assets, business, financial condition or results of operations since December 31, 1999 which change has had a Material Adverse Effect, it being understood that (a) the expenses incurred by CIB in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, and (b) any increase in non-performing assets or potential problem loans (as those terms are defined in SEC guidelines) through the date of this Agreement, shall not constitute a Material Adverse Effect.

  2.07  Taxes.
        -----

  (a) CIB and the CIB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). CIB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by, or with respect to, CIB and the CIB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from CIB or any CIB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to CIB or any CIB Subsidiary.

  (c) To the Knowledge of CIB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon CIB or any CIB Subsidiary, nor has CIB or any CIB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

  (d) Proper and accurate amounts have been withheld by CIB and each CIB Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

  2.08  Contracts.
        ---------

  (a) Except as described in CIB Disclosure Schedule 2.08(a) or 2.12, neither CIB nor any CIB Subsidiary is a party to or subject to:

       (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

       (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

       (iii) any collective bargaining agreement with any labor union relating to employees;

       (iv) any agreement which by its terms limits the payment of dividends by CIB or any CIB Subsidiary;

       (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CIB or any CIB Subsidiary is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business, instruments relating to transactions entered into in the customary course of the banking business of BBank, and transactions in "federal funds", or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

       (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

       (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC; or

       (viii) except in the ordinary course of business, any lease for real property.

  (b) (i) All the contracts, plans, arrangements and instruments listed in CIB Disclosure Schedule 2.08(a) or 2.12 are in full force and effect on the date hereof, and neither CIB, any CIB Subsidiary nor, to the Knowledge of CIB, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect.

       (ii) Except as otherwise described in CIB Disclosure Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which CIB or any CIB Subsidiary is a party or by which CIB or any CIB Subsidiary may be bound:

                (A) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                (B) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of CIB or any CIB Subsidiary; or

                (C) requires CIB or any CIB Subsidiary to provide a benefit in the form of CIB Common Stock or determined by reference to the value of CIB Common Stock.

  2.09  Ownership of Property; Insurance Coverage.
        -----------------------------------------

  (a) CIB and each CIB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by CIB or such CIB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the CIB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

        (i) those items that secure liabilities for borrowed money and that are described in CIB Disclosure Schedule 2.09(a) or permitted under Article IV hereof;

        (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

        (iii) liens for current taxes not yet due and payable;

        (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

        (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

        (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

CIB and each CIB Subsidiary have the right under leases of material properties used by CIB or such CIB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

  (b) With respect to all agreements pursuant to which CIB or any CIB Subsidiary has purchased securities subject to an agreement to resell, if any, CIB or such CIB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

  (c) CIB and each CIB Subsidiary maintain insurance in amounts considered by CIB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither CIB nor any CIB Subsidiary has received notice from any insurance carrier that:

        (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

        (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

  (d) CIB and each CIB Subsidiary maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

  2.10  Legal Proceedings.  Neither CIB nor any CIB Subsidiary is a party to
        -----------------
any, and there are no pending or, to the Knowledge of CIB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

  (a) against CIB or any CIB Subsidiary;

  (b) to which the assets of CIB or any CIB Subsidiary are subject;

  (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or

  (d) which could materially adversely affect the ability of CIB, BBank or any other CIB Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

  2.11  Compliance with Applicable Law.
        ------------------------------

  (a) CIB and each CIB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

  (b) CIB and each CIB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

  (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of CIB, investigation into the business or operations of CIB or any CIB Subsidiary, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

  (d) Neither CIB nor any CIB Subsidiary has received any notification or communication from any Regulatory Authority:

       (i) asserting that CIB or any CIB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

       (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to CIB or any CIB Subsidiary;

       (iii) requiring or threatening to require CIB or any CIB Subsidiary, or indicating that CIB or any CIB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of CIB or any CIB Subsidiary, including without limitation any restriction on the payment of dividends; or

        (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CIB or any CIB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

  (e) Neither CIB nor any CIB Subsidiary has received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

  (f) To the Knowledge of CIB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to CIB or any CIB Subsidiary would have a Material Adverse Effect.

  (g) There is no injunction, order, judgment or decree imposed upon CIB or any CIB Subsidiary or the assets of CIB or any CIB Subsidiary which has had, or, to the Knowledge of CIB, would have, a Material Adverse Effect.

  2.12  ERISA.
        -----

  (a) CIB has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA
Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in CIB Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of CIB or any CIB Subsidiary (collectively, the "CIB Benefit Plans"), together with:

        (i) the most recent actuarial (if any) and financial reports relating to those CIB Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

        (ii) the most recent Form 5500 (if any) relating to such CIB Benefit Plans filed by them, respectively, with the IRS; and

        (iii) the most recent IRS determination letter which pertain to any such CIB Benefit Plans.

  (b) Neither CIB nor any CIB Subsidiary, and no pension plan (within the meaning of ERISA Section 3(2)) maintained by CIB or any CIB Subsidiary, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

  (c)  Neither CIB nor any CIB Subsidiary has incurred any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan.

  (d) Each CIB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

  (e) As of the date hereof, there is no existing, or, to the Knowledge of CIB, contemplated, audit of its employee benefit plans by the IRS or the U.S. Department of Labor.

  (f) With respect to any services which CIB or any CIB Subsidiary may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any CIB Benefit Plan), CIB and each CIB
Subsidiary:

       (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

       (ii) have not engaged in any prohibited transactions (as defined in ERISA
Section 406 for which an exemption does not exist); and

       (iii) have not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties;

except where any such action or inaction would not have a Material Adverse
Effect.

  2.13  Brokers and Finders.  Neither CIB, any CIB Subsidiary, nor any of their
        -------------------
respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Janney Montgomery Scott, Inc. ("JMS"), whose engagement letter with CIB is included in CIB Disclosure Schedule 2.13.

  2.14  Environmental Matters.
        ---------------------

  (a) Except as set forth on CIB Disclosure Schedule 2.14, to the Knowledge of CIB, neither CIB nor any CIB Subsidiary, nor any property owned or operated by CIB or any CIB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on CIB Disclosure Schedule 2.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of CIB, threatened, or any investigation pending, relating to the liability of CIB or any CIB Subsidiary with respect to any property owned or operated by CIB or any CIB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

  (b) Except as set forth on CIB Disclosure Schedule 2.14, no property, now or formerly owned or operated by CIB or any CIB Subsidiary or on which CIB or any CIB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against CIB or any CIB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

  2.15  Business of CIB.  Since December 31, 1999, neither CIB nor any CIB
        ---------------
Subsidiary has, in any material respect:

  (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 4.01(d);

  (b)  eliminated employee benefits;

  (c) deferred routine maintenance of real property or leased premises;

  (d) eliminated a reserve where the liability related to such reserve has remained;

  (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

  (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

  2.16  CRA Compliance.  CIB and BBank are in material compliance with the
        --------------
applicable provisions of the CRA, and, as of the date hereof, BBank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of CIB, there is no fact or circumstance or set of facts or circumstances which would cause CIB or BBank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

  2.17  Bank Merger.
        -----------

  (a) BBank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by BBank and the consummation by BBank of the Bank Merger have been duly and validly approved by the Board of Directors of BBank and by CIB as sole shareholder of BBank, and no other corporate proceedings on the part of BBank are necessary to consummate the Bank Merger. The Bank Plan of Merger, upon its execution and delivery by BBank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of BBank, enforceable against BBank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

  (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

       (i) conflict with or result in a breach of any provision of the respective articles of incorporation or association or bylaws of CIB or BBank;

       (ii) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to CIB or BBank or any of their respective properties or assets; or

       (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of CIB or BBank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which CIB or BBank is a party, or by which they or any of their respective properties or assets may be bound or affected;

excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

  2.18  Information to be Supplied.
        --------------------------

  (a) The information supplied by CIB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of CIB, and up to and including the date of the CIB Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

  (b) The information supplied by CIB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

  2.19  Related Party Transactions.
        --------------------------

  (a) Except as set forth on CIB Disclosure Schedule 2.19, or as is disclosed in the footnotes to the CIB Financials, as of the date hereof, neither CIB nor any CIB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of CIB or any CIB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) Except as set forth in CIB Disclosure Schedule 2.19, as of the date hereof, no loan or credit accommodation to any Affiliate of CIB or any CIB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of CIB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

  2.20  Loans.  All loans reflected as assets in the CIB Financials are
        -----
evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

  2.21  Accounting for the Merger; Reorganization.  As of the date hereof, CIB
        -----------------------------------------
does not have any reason to believe that the Merger will fail to qualify for "pooling of interests" accounting treatment under generally accepted accounting principles, or as a "reorganization" under Section 368(a) of the IRC.

  2.22  Fairness Opinion.  CIB has received an oral opinion from JMS to the
        ----------------
effect that, as of the date hereof, the consideration to be received by shareholders of CIB pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

  2.23   Year 2000 Compliance.  All software, hardware, embedded microchips and
         --------------------
other processing capabilities utilized by and material to the operations of CIB or any CIB Subsidiary are able to interpret, process, manage and manipulate data involving all calendar dates correctly, including single century formulas and multi-century formulas, all leap years, and all dates on or after January 1, 2000, including February 29, 2000. All computer systems of CIB or any CIB Subsidiary function correctly for purposes of date and time calculations.

  2.24  Securities Documents.  CIB has delivered to NPB copies of:
        --------------------

  (a) CIB's annual reports on SEC Form 10-KSB for the years ended December 31, 1999 and 1998;

  (b) CIB's quarterly report on SEC Form 10-QSB for the quarter ended March 31, 2000;

  (c) all other reports, registration statements and filings of CIB filed with the SEC since January 1, 2000; and

  (d) CIB's proxy materials used in connection with its meetings of shareholders held in 2000 and 1999.

Such reports and proxy materials complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

  2.25  Quality of Representations.  To the Knowledge of CIB, no representation
        --------------------------
made by CIB in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                                  ARTICLE III
                                  -----------

                     REPRESENTATIONS AND WARRANTIES OF NPB
                     -------------------------------------

  NPB hereby represents and warrants to CIB as follows:

  3.01  Organization.
        ------------

  (a) NPB is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the BHC Act. NPB has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

  (b) NPBank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. NPBank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPBank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

  (c) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of NPB and the NPB Subsidiary.

  (d) NPB has delivered to CIB true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NPBank, as in effect on the date hereof.

  3.02  Capitalization.
        --------------

  (a) The authorized capital stock of NPB consists of (i) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which at the date hereof 17,661,609 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and 182,163 are held as treasury shares, and (ii) 1,000,000 shares of preferred stock, without par value, of which at the date hereof none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, and
(iii) pursuant to the Rights Agreement.

  (b) NPB owns, directly or indirectly, all of the capital stock of NPBank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NPBank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

  3.03  Authority; No Violation.
        -----------------------

  (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NPB and no other corporate proceedings on the part of NPB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NPB and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

  (b) (i) The execution and delivery of this Agreement by NPB, (ii) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and NPB's and CIB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by NPB or any NPB Subsidiary with any of the terms or provisions hereof, does not and will not:

            (A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of NPB or any NPB Subsidiary;

            (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or any NPB Subsidiary or any of their respective properties or assets; or

            (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or any NPB Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or any NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

  3.04  Consents.  Except for consents and approvals of, or filings with, the
        --------
SEC, the FRB, the PDB, the NASD, the OCC, and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB and the Bank Plan of Merger by NPBank or the consummation of the Merger.

  3.05  Financial Statements.
        --------------------

  (a) NPB has delivered to CIB the NPB Financials, except those pertaining to quarterly periods commencing after March 31, 2000, which it will deliver to CIB within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

  (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

  3.06  No Material Adverse Change.  Neither NPB nor any NPB Subsidiary has
        --------------------------
suffered any adverse change in their respective assets, business, financial condition or results of operations since December 31, 1999 which change has had a Material Adverse Effect.

  3.07  Taxes.
        -----

  (a) NPB and the NPB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). NPB has filed, and will file, in correct form all federal, state and local tax returns required to be filed by, or with respect to, NPB and the NPB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB or any NPB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) To the Knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB or any NPB Subsidiary, nor has NPB or any NPB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

  (c) Proper and accurate amounts have been withheld by NPB and each NPB Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

  3.08  Ownership of Property; Insurance Coverage.
        -----------------------------------------

  (a) NPB and each NPB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB or such NPB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

     (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure Schedule 3.08(a) or permitted under Article IV hereof;

     (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

     (iii) liens for current taxes not yet due and payable;

     (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

     (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

     (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NPB and each NPB Subsidiary have the right under leases of material properties used by NPB or such NPB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

  (b) With respect to all agreements pursuant to which NPB or any NPB Subsidiary has purchased securities subject to an agreement to resell, if any, NPB or such NPB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

  (c) NPB and each NPB Subsidiary maintain insurance in amounts considered by NPB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NPB nor any NPB Subsidiary has received notice from any insurance carrier that:

     (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

     (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

  (d) NPB and each NPB Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

  3.09  Legal Proceedings.  Neither NPB nor any NPB Subsidiary
        -----------------
is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

  (a) against NPB or any NPB Subsidiary;

  (b) to which the assets of NPB or any NPB Subsidiary are subject;

  (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or

  (d) which could materially adversely affect the ability of NPB, NPBank or any other NPB Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

  3.10  Compliance with Applicable Law.
        ------------------------------

  (a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

  (b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

  (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

  (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

     (i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

     (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

     (iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

     (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as would not have a Material Adverse Effect.

  (e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

  (f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

  (g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

  3.11  ERISA.
        -----

  (a) NPB has delivered to CIB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure
Schedule 3.11, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB or any NPB Subsidiary (collectively, the "NPB Benefit Plans"), together with:

     (i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

     (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the IRS; and

     (iii) the most recent IRS determination letters which pertain to any such NPB Benefit Plans.

  (b) Neither NPB nor any NPB Subsidiary, and no pension plan (within the meaning of ERISA Section 3(2)) maintained by NPB or any NPB Subsidiary, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

  (c)  Neither NPB nor any NPB Subsidiary has incurred any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan.

  (d) Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

  (e) As of the date hereof, there is no existing, or, to the Knowledge of NPB, contemplated, audit of its employee benefit plans by the IRS or the U.S. Department of Labor.

  (f) With respect to any services which NPB or any NPB Subsidiary may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary:

     (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

     (ii) have not engaged in any prohibited transactions (as defined in ERISA
Section 406 for which an exemption does not exist); and

     (iii) have not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties;

except where any such action or inaction would not have a Material Adverse
Effect.

  3.12  Brokers and Finders.  Neither NPB, any NPB Subsidiary, nor any of their
        -------------------
respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement.

  3.13  Environmental Matters.
        ---------------------

  (a) Except as set forth on NPB Disclosure Schedule 3.13, to the Knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NPB Disclosure Schedule 3.13, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

  (b) Except as set forth on NPB Disclosure Schedule 3.13, no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu or foreclosure, has been listed or proposed for listing on the National Priority List under CERCLA on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

  3.14  Business of NPB.  Since December 31, 1999, neither NPB nor any NPB
      ---------------
Subsidiary has, in any material respect:

  (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

  (b)  eliminated employee benefits;

  (c) deferred routine maintenance of real property or leased premises;

  (d) eliminated a reserve where the liability related to such reserve has remained;

  (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

  (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

  3.15  CRA Compliance.  NPB and NPBank are in material compliance with the
        --------------
applicable provisions of the CRA, and, as of the date hereof, NPBank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NPBank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

  3.16  Bank Merger.
        -----------

  (a) NPBank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by NPBank and the consummation by NPBank of the Bank Merger have been duly and validly approved by the Board of Directors of NPBank and by NPB as sole shareholder of NPBank, and no other corporate proceedings on the part of NPBank are necessary to consummate the Bank Merger. The Bank Plan of Merger, upon its execution and delivery by NPBank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of NPBank, enforceable against NPBank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

  (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

     (i) conflict with or result in a breach of any provision of the respective articles of incorporation or association or bylaws of NPB or NPBank;

     (ii) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or NPBank or any of their respective properties or assets; or

     (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of NPB or NPBank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or NPBank is a party, or by which they or any of their respective properties or assets may be bound or affected;

excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

  3.17  Information to be Supplied.
        --------------------------

  (a) The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of CIB, and up to and including the date of the CIB Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

  (b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

  3.18  Related Party Transactions.
        --------------------------

  (a) Except as set forth on NPB Disclosure Schedule 3.18 or in the footnotes to the NPB Financials, as of the date hereof, neither NPB nor any NPB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB or any NPB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) Except as set forth in NPB Disclosure Schedule 3.18, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB or any NPB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NPB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

  3.19  Loans.  All loans reflected as assets in the NPB Financials are
        -----
evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

  3.20  Accounting for the Merger; Reorganization.  As of the date hereof, NPB
        -----------------------------------------
does not have any reason to believe that the Merger will fail to qualify for "pooling of interests" accounting treatment under generally accepted accounting principles, or as a "reorganization" under Section 368(a) of the IRC.

  3.21  Year 2000 Compliance.  All software, hardware, embedded microchips and
        --------------------
other processing capabilities utilized by and material to the operations of NPB or any NPB Subsidiary are able to interpret, process, manage and manipulate data involving all calendar dates correctly, including single century formulas and multi-century formulas, all leap years, and all dates on or after January 1, 2000, including February 29, 2000. All computer systems of NPB or any NPB Subsidiary function correctly for purposes of date and time calculations.

  3.22  NPB Common Stock.  The shares of NPB Common Stock to be issued and
        ----------------
delivered to CIB shareholders in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any preemptive right with respect thereto.

  3.23  Securities Documents.  NPB has delivered to CIB copies of:
        --------------------

  (a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 1999 and 1998;

  (b) NPB's quarterly report on SEC Form 10-Q for the quarter ended March 31, 2000;

  (c) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2000; and

  (d) NPB's proxy materials used in connection with its meetings of shareholders held in 2000 and 1999.

Such reports and proxy materials complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

  3.24  Quality of Representations.  To the Knowledge of NPB, no representation
        --------------------------
made by NPB in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                                  ARTICLE IV
                                  ----------

                           COVENANTS OF THE PARTIES
                           ------------------------

  4.01  Conduct of CIB's Business.  Through the Closing Date, CIB shall, and
        -------------------------
shall cause each CIB Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required by this Agreement or with the written consent of NPB. CIB shall, and shall cause each CIB Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of CIB or the CIB Subsidiaries and others with whom business relationships exist. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, CIB shall not, and CIB shall not permit any CIB Subsidiary to:

  (a) change any provision of its articles of incorporation or association or of its bylaws;

  (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of capital stock; except that (i) CIB may issue up to an aggregate of 22,600 shares of CIB Common Stock upon the valid exercise of any CIB Options issued and outstanding on the date hereof, and (ii) CIB may pay its regular quarterly cash dividend of $.07 per share of CIB Common Stock;

  (c) grant any severance or termination pay, other than pursuant to policies or agreements of CIB or any CIB Subsidiary in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with CIB or any CIB Subsidiary;

  (d) except for (i) routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice, and (ii) retention bonuses on account of the Merger to be granted in good faith reasonable amounts not to exceed $50,000 in the aggregate and to be payable to designated persons not earlier than 30 days after the operational merger of BBank and NPBank, increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with CIB or any CIB Subsidiary; or grant job promotions other than in accordance with past practice;

  (e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; permit BBank to relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing branch office; or permit BBank to file an application for a certificate of authority to establish a new branch office;

  (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

  (g)  take any action which would result in any of the conditions set forth in
Article V hereof not being satisfied;

  (h) change any method, practice or principle of accounting, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

  (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

  (j) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

  (k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

  (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

  (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

  (n) take any action that would give rise to a right of payment to any individual under any employment agreement except in the ordinary course of business consistent with past practice;

  (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

  (p) make any capital expenditure of $50,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure of more than $25,000, or extending beyond twelve (12) months from the date hereof;

  (q) take any action that would preclude the Merger from qualifying for "pooling of interests" accounting treatment under generally accepted accounting principles or as a "reorganization" within the meaning of Section 368 of the IRC;

  (r) terminate any in-house back office, support, processing or other operational activities or services, including without limitation accounting, loan processing and deposit services; or substitute any contract or arrangement with any person or entity for the provision of such activities or services; or

  (s)  agree to do any of the foregoing.

  4.02  Access; Confidentiality.
        -----------------------

  (a) Through the Closing Date, CIB and NPB shall each afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of CIB and NPB shall each furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

  (b) NPB and CIB each agree that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither CIB nor NPB, nor any of their respective Subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

  (c) All information furnished to NPB or CIB by the other in connection with the transactions contemplated by this Agreement, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreement dated July 13, 2000 between NPB and CIB (the "Confidentiality Agreement").

  4.03  Regulatory Matters.  Through the Closing Date:
        ------------------

  (a) NPB and CIB shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. NPB and CIB shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult one another with respect to the substance and status of such filings.

  (b) CIB and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby.

  (c) CIB and NPB shall each cooperate with the other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including the Registration Statement and any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the transactions contemplated by this Agreement, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, CIB and NPB shall use their reasonable good faith efforts to provide each other certificates, "comfort" letters and other documents reasonably requested by the other.

  4.04  Taking of Necessary Actions.  Through the Closing Date, in addition to
        ---------------------------
the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, if necessary, appealing any adverse ruling in respect of any Application.

  4.05  No Solicitation.  CIB shall not, nor shall it authorize or permit any of
        ---------------
its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

  (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

  (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

  (c) agree to or endorse any Acquisition Proposal.

CIB shall (unless it believes, based upon written advice of its counsel, such notification would violate the CIB Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement:

     (i) CIB may furnish or cause to be furnished confidential and non-public information concerning CIB and its businesses, properties or assets to a third party;

     (ii) CIB may engage in discussions or negotiations with a third party;

     (iii) following receipt of an Acquisition Proposal, CIB may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

     (iv) following receipt of an Acquisition Proposal, the CIB Board of Directors may withdraw or modify its recommendation of the Merger;

but in respect of the foregoing clauses (i) through (iv) only if the CIB Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, and based upon written advice of its counsel, that failure to do so would result in a breach by such directors of their fiduciary duties to CIB's shareholders.

As used herein, the term "Acquisition Proposal" means the public announcement of a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (x) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of CIB, BBank, any CIB Subsidiary, or any other business combination involving CIB, BBank or any CIB Subsidiary; or (y) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of CIB Common Stock, the then outstanding shares of common stock of BBank, or the then outstanding shares of common stock of any CIB Subsidiary.

  4.06  Update of Disclosure Schedules.  Through the Closing Date, CIB shall
        ------------------------------
update the CIB Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

  4.07  Other Undertakings by NPB and CIB.
        ---------------------------------

  (a)  Undertakings of CIB.
       -------------------

     (i)  Shareholder Approval.  CIB shall submit this Agreement to its
          --------------------
shareholders for approval at the CIB Shareholders Meeting with the recommendation of its Board of Directors to such shareholders to approve this Agreement. The CIB Shareholders Meeting may, in CIB's sole discretion, be held after all consents of any Regulatory Authorities to the Merger have been obtained. In the event that any such consent has not been obtained prior to the date established in the Prospectus/Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of CIB.

     (ii) Phase I Environmental Audit.  CIB shall permit NPB, if NPB elects to
          ---------------------------
do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by CIB or any CIB Subsidiary.

     (iii) Updated Fairness Opinion.  CIB shall use its reasonable best
           ------------------------
efforts to obtain an updated written opinion from JMS to the effect that the consideration to be received by shareholders of CIB pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten days prior to the date of mailing of the Prospectus/Proxy Statement to the shareholders of CIB, for inclusion in such Prospectus/Proxy Statement.

     (iv) Dividend Reinvestment Plan.  Within ten days after the date of this
          --------------------------
Agreement, CIB shall suspend, effective the date of this Agreement and through the earlier of the Closing Date or the termination of this Agreement, the operation of CIB's Dividend

Reinvestment Plan.

  (b)  Undertakings of NPB and CIB.
       ---------------------------

     (i)  Filings and Approvals.  NPB and CIB shall each cooperate with the
          ---------------------
other in the preparation and filing, as soon as practicable, of:

        (A)  the Applications;

        (B) the Registration Statement (including the Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

        (C) all other documents necessary to obtain any other approvals and consents required to effect consummation of the transactions contemplated by this Agreement.

     (ii) Public Announcements.  NPB and CIB shall agree upon the form and
          --------------------
substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

     (iii) Maintenance of Insurance.  NPB and CIB shall each maintain insurance
           ------------------------
in such amounts as NPB or CIB, as the insured, believes are reasonable to cover such risks as are customary in relation to the character and location of its and its Subsidiaries' properties and the nature of its and its Subsidiaries' businesses.

  (iv) Maintenance of Books and Records.  NPB and CIB shall each maintain books
       --------------------------------
of account and records on a basis consistent with past practice.

  (v)  Taxes.  NPB and CIB shall each file all federal, state, and local tax
       -----
returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

  (vi) Delivery of Financial Statements.  NPB and CIB shall each deliver to the
       --------------------------------
other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended July 31, 2000 and the quarter ended June 30, 2000, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

     (vii) Delivery of SEC Documents.  NPB and CIB shall each deliver to the
           -------------------------
other copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

  (c)  Undertakings of NPB.
       -------------------

     (i)  Employees, Severance Policy.
          ---------------------------

        (A) NPB will endeavor to continue the employment of all current employees of CIB or any CIB Subsidiary in positions that will contribute to the successful performance of the combined organization. Where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position, NPB will make severance payments to the displaced employee as set forth in this
Section 4.07(c)(i). NPB will also make severance payments to an employee who declines a position that requires re-location more than 40 miles from his current place of employment.

        (B) Subject to the following minimum and maximum benefits, NPB will grant an eligible employee one week of severance pay (at his then current pay rate) for each year of an employee's service with CIB or any CIB Subsidiary prior to the employment termination date. The minimum benefit shall be four weeks' salary for full-time exempt and nonexempt employees, which will be pro-rated for part-time employees. The maximum severance benefit will be 26 weeks' salary.

        (C) All employees of CIB or of any CIB Subsidiary on the date hereof will be eligible for severance benefits set forth in this Section 4.07(c)(i), except that:

           (1) No employee of CIB or of any CIB Subsidiary who shall receive any payments or benefits pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits; and

           (2) No employee of CIB or of any CIB Subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of BBank's operating systems with and into NPBank's operating systems, which, as of the date hereof, is scheduled to be not later than June 30, 2001.

        (D) Persons eligible for severance benefits will remain eligible for such benefits in the event of any termination of employment, other than for "cause", within six months of the Effective Date. Any person whose employment with NPB is terminated by NPB without "cause" after six months from the Effective Date shall receive such severance benefit from NPB as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with CIB or any CIB Subsidiary).

        (E) For purposes of this Section 4.07(c)(i), "cause" means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

     (ii)  Employee Benefits.
           -----------------

        (A) As of the Effective Date, each employee of CIB or of any CIB Subsidiary who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with CIB or the CIB Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's, or as appropriate, the NPB Subsidiary's, employee benefit plans, programs and policies.

        (B) The employee benefits provided to former employees of CIB or a CIB Subsidiary after the Effective Date shall be substantially similar to the employee benefits, in the aggregate, provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of CIB or any CIB Subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

        (C) Subject to the foregoing, after the Effective Date, NPB or any NPB Subsidiary may discontinue, amend or convert to an NPB or an NPB Subsidiary plan any particular benefit or welfare plan of CIB or any CIB Subsidiary, subject to such plan's provisions and applicable law.

     (iii) Election of NPBank Directors.
           ----------------------------

        (A) Upon consummation of the Merger and subject to compliance with all applicable legal requirements, NPB shall cause NPBank to elect the CIB Nominee (selected pursuant to Section 1.02(d)(i) hereof) and one other person selected by CIB's Board of Directors (consistent with the 60 years age limitation contained in NPBank's Bylaws) and approved by NPB (which approval will not be unreasonably withheld) (each, a "CIB NPBank Nominee") as directors of NPBank, effective the Effective Date, to hold office until their successors are elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of NPBank; and NPB and NPBank shall take all steps necessary to insure that each CIB NPBank Nominee is re-elected to NPBank's Board of Directors for each of the five years following the Effective Date if such person is in office as director of NPBank on the annual election dates.

        (B) If either CIB NPBank Nominee, or any successor, resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the fifth one-year term, the former CIB directors then serving on the Division Board, by a plurality vote, shall have the right to select (consistent with the 60 years age limitation contained in NPBank's Bylaws) the successor to such CIB NPBank Nominee, or any successor, subject to approval of such person by NPB (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

     (iv) Banking Division, Division Board.
          --------------------------------

        (A) Upon consummation of the Bank Merger and subject to compliance with all applicable legal requirements, NPB shall cause NPBank to combine the assets, branches and operations of BBank with those of NPBank in Berks County, to create the Berks County Division (the "Division"). The BBank branches located in Bernville and Shartlesville shall each be operated under a local identity sign, "Bernville Bank, Division of National Penn Bank".

        (B) Upon consummation of the Bank Merger, and subject to compliance with all applicable legal requirements, NPB shall cause NPBank to establish the "Berks County Division Board of Directors" (the "Division Board"). The Division Board shall initially consist of the members of CIB's Board of Directors immediately preceding the Effective Date and various NPB and NPBank executive officers and other persons as selected by NPB. The Division Board will have authority to add additional members from time to time. NPB anticipates that the Division Board will emphasize sales, marketing and expansion relating to the Division .

        (C) Non-employee members of the Division Board who are former directors of CIB shall receive annual cash compensation for service on the Division Board, in a combination of an annual fee and Division Board attendance fees, in an aggregate amount not less than the aggregate amount of directors' fees paid in cash to them by CIB or any CIB Subsidiary in the year preceding the Effective Date. Other persons who may be selected for service as non-employee members of the Division Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. The former CIB directors shall have the option of electing to receive such NPB standard compensation. Employee members of the Division Board shall not be separately compensated for serving on such Board. The Division Board shall have indemnification and insurance coverage no less favorable than members of NPBank's other divisional advisory boards.

        (D) NPB shall operate the Division, and maintain the Division Board at the foregoing compensation level, for a period of at least five years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold and thereafter the members of NPB's Board of Directors do not constitute at least 50% of the members of the surviving corporation's board of directors.

     (v)  Indemnification, Insurance.
          --------------------------

        (A) NPB shall indemnify, defend, and hold harmless the directors, officers, employees and agents of CIB (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the fullest extent permitted by the BCL, including provisions relating to advances of expenses incurred in the defense of any proceeding to the fullest extent permitted by the BCL upon receipt of any undertaking required by the BCL. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

        (B) NPB shall, and it shall cause NPBank to, keep in effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by the BCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

        (C) NPB shall use its reasonable best efforts (and CIB shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

           (1) maintain directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

           (2) obtain coverage for Prior Acts for the Indemnified Parties under the directors' and officers' liability insurance policy currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by CIB and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to CIB's directors and officers, 150 percent of the annual premium payments ($6,812) at the date hereof) of CIB's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

        (D) If any claim is made against present or former directors, officers or employees of CIB or any CIB Subsidiary who are covered or potentially covered by insurance, neither NPB nor any NPB Subsidiary shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

        (E) If NPB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(v).

        (F) The provisions of this Section 4.07(c)(v) are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

        (G)  NPB shall pay all expenses, including
reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.07(c)(v).

     (vi) Pooling of Interests; Reorganization.  Through the Closing Date, NPB
          ------------------------------------
shall not take any action which would preclude the Merger from qualifying for "pooling of interests" accounting treatment under generally accepted accounting principles or as a "reorganization" within the meaning of Section 368 of the IRC.

     (vii) Conduct of NPB's Business.  Through the Closing Date, NPB shall use
           -------------------------
its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.


                                   ARTICLE V
                                   ---------

                                  CONDITIONS
                                  ----------

  5.01  Conditions to CIB's Obligations under this Agreement.  The obligations
        ----------------------------------------------------
of CIB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by CIB pursuant to
Section 7.03 hereof:

  (a)  Corporate Proceedings.  All action required to be taken by, or on the
       ---------------------
part of, NPB and NPBank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by NPB and NPBank, respectively; and CIB shall have received certified copies of the resolutions evidencing such authorizations.

  (b)  Covenants; Representations.  The obligations of NPB and NPBank required
       --------------------------
by this Agreement to be performed by NPB or NPBank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

  (c)  Approvals of Regulatory Authorities.  Procurement by CIB and NPB of all
       -----------------------------------
requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to CIB or NPB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

  (d)  No Injunction.  There shall not be in effect any order, decree or
       -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

  (e)  Officer's Certificate.  NPB shall have delivered to CIB a certificate,
       ---------------------
dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in Section 5.01(a) through (d) have been satisfied.

  (f)  Registration Statement.  The Registration Statement shall be effective
       ----------------------
under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals, if any, deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

  (g)  Tax Opinion or Letter.  CIB shall have received an opinion of Rhoads &
       ---------------------
Sinon LLP, special counsel to CIB, or a letter from Beard & Company, Inc., CIB's independent certified public accountants, dated the Closing Date, to the effect that (1) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (2) no gain or loss will be recognized by shareholders of CIB who receive shares of NPB Common Stock in exchange for their shares of CIB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel or accountants may require and rely upon representations and agreements, including those contained in certificates of officers of CIB, NPB and others.

  (h)  Approval by CIB's Shareholders.  This Agreement shall have been approved
       ------------------------------
by the shareholders of CIB by such vote as is required by the articles of incorporation and bylaws of CIB and by the BCL.

  (i)  Pooling of Interests.  CIB shall have received a letter from Beard &
       --------------------
Company, Inc., CIB's independent certified public accountants, and from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

  (j)  Other Documents.  CIB shall have received such other certificates,
       ---------------
documents or instruments from NPB or its officers or others as CIB shall have reasonably requested in connection with accounting or income tax treatment of the Merger or related securities law compliance.

  (k)  Nasdaq Listing.  The NPB Common Stock shall continue to be authorized for
       --------------
quotation on Nasdaq.

  (l)  Rights Agreement.  No event shall have occurred which shall result in the
       ----------------
grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of CIB Common Stock.

  5.02  Conditions to NPB's Obligations under this Agreement.  The obligations
        ----------------------------------------------------
of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to
Section 7.03 hereof:

  (a)  Corporate Proceedings.  All action required to be taken by, or on the
       ---------------------
part of, CIB and BBank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by CIB and BBank, respectively; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

  (b)  Covenants; Representations.  The obligations of CIB and BBank required by
       --------------------------
this Agreement to be performed by CIB or BBank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of CIB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

  (c)  Approvals of Regulatory Authorities.  Procurement by NPB and CIB of all
       -----------------------------------
requisite approvals and consents of Regulatory

Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or CIB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

  (d)  No Injunction.  There shall not be in effect any order, decree or
       -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

  (e)  Officer's Certificate.  CIB shall have delivered to NPB a certificate,
       ---------------------
dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in Sections 5.01(a) through (d) have been satisfied.

  (f)  Registration Statement.  The Registration Statement shall be effective
       ----------------------
under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals, if any, deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

  (g)  Tax Opinion or Letter.  NPB shall have received an opinion of Ellsworth,
       ---------------------
Carlton & Waldman, P.C., special counsel to NPB, or a letter from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that (1) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (2) no gain or loss will be recognized by shareholders of CIB who receive shares of NPB Common Stock in exchange for their shares of CIB Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel or accountants may require and rely upon representations and agreements, including those contained in certificates of officers of CIB, NPB and others.

  (h)  Approval by CIB's Shareholders.  This Agreement shall have been approved
       ------------------------------
by the shareholders of CIB by such vote as is required under the articles of incorporation and bylaws of CIB and by the BCL.

  (i)  Pooling of Interests.  NPB shall have received a letter from Grant
       --------------------
Thornton LLP, NPB's independent certified public accountants, and Beard & Company, Inc., CIB's independent certified public accountants, dated the Closing Date, to the effect that the Merger shall be accounted for on a "pooling of interests" basis under generally accepted accounting principles.

  (j)  Other Documents.  NPB shall have received such other certificates,
       ---------------
documents or instruments from CIB or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Merger or related securities law compliance.

  (k)  Phase I Environmental Audit Results.  The results of any Phase I
       -----------------------------------
environmental audit conducted pursuant to Section 4.07(a)(ii) hereof shall not result in a Material Adverse Effect.


                                  ARTICLE VI
                                  ----------

                       TERMINATION, WAIVER AND AMENDMENT
                       ---------------------------------

  6.01  Termination.  This Agreement may be terminated on or at any time prior
        -----------
to the Closing Date:

  (a)  By the mutual written consent of the parties hereto;

  (b)  By NPB or CIB:

     (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied;

     (ii) If the Closing Date shall not have occurred prior to March 15, 2001 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

     (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Merger shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

     (iv) If the shareholder vote contemplated by this Agreement is not obtained at the CIB Shareholders Meeting.

  (c) By CIB, at any time during the ten-day period following the Determination Date, if both of the following conditions occur on the Determination Date:

     (i)  the NPB Market Value shall be less than $17.00 per share; and

     (ii) (A) the quotient obtained by dividing the NPB Market Value by $21.875 per share shall be less than (B) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (ii)(B);

subject, however, to the following: If CIB shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to NPB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, NPB shall have the option to elect to increase the Exchange Ratio to ninety-five hundredths (95/100) share of NPB Common Stock in exchange for each share of CIB Common Stock and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate NPB's election of such option (i.e., up to a five-day period). If
                                           ----
NPB so elects within such five-day period, it shall give prompt written notice to CIB of such election, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

  For purposes of this Section 6.01(c), the following terms have the meanings indicated.

  "Index Group" means the bank or thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. The bank or thrift holding companies are as follows: (1) Susquehanna Bancshares, Inc.; (2) Fulton Financial Corporation; (3) Commerce Bancorp, Inc.; (4) BT Financial Corporation;
(5) Hudson United Bancorp; (6) Wilmington Trust Corporation; and (7) Harleysville National Corporation.

  "Index Price" on a given date means the average of the closing sale prices of the common stocks of the companies comprising the Index Group.

  "Average Index Price" means the average of the Index Prices for the twenty trading days ending on the Determination Date.

  "Starting Date" means July 21, 2000.

  If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c).

  6.02  Effect of Termination.  If this Agreement is terminated pursuant to
        ---------------------
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or CIB to the other, except for any liability of NPB or CIB under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

  7.01  Expenses.  Each party hereto shall bear and pay all costs and expenses
        --------
incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

  7.02  Non-Survival of Representations and Warranties; Disclosure Schedules.
        --------------------------------------------------------------------
All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

  7.03  Amendment, Extension and Waiver.  Subject to applicable law, at any time
        -------------------------------
prior to the Closing Date, the parties may:

  (a)  amend this Agreement;

  (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

  (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

  (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise.

This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

  7.04  Entire Agreement.  This Agreement, including the documents referred to
        ----------------
herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the CIB Nominee may enforce Section 1.02(d); the CIB NPBank Nominees may enforce
Section 4.07(c)(iii); and any Indemnified Party may enforce Section 4.07(c)(v).

  7.05  No Assignment.  Neither party hereto may assign any of its rights or
        -------------
obligations hereunder to any other person, without the prior written consent of the other party hereto.

  7.06  Notices.  All notices or other communications hereunder shall be in
        -------
writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

  (a)  If to NPB, to:

       National Penn Bancshares, Inc.
       Philadelphia and Reading Avenues
       P.O. Box 547
       Boyertown, Pennsylvania  19512-0547

       Attention:  Wayne R. Weidner, President

       Telecopy No.:  610-369-6236

       with a copy to:

       H. Anderson Ellsworth
       Jay W. Waldman
       Ellsworth, Carlton & Waldman, P.C.
       1105 Berkshire Boulevard
       Suite 320
       Wyomissing, Pennsylvania 19610

       Telecopy No.:  610-371-9510

  (b)  If to CIB, to:

       Community Independent Bank, Inc.
       201 North Main Street
       Bernville, Pennsylvania 19506

       Attention:  Frederick P. Krott, Chairman

       Telecopy No.:  610-488-0952

       with a copy to:

       Charles J. Ferry
       Rhoads & Sinon LLP
       One South Market Square, 12th Floor
       P.O. Box 1146
       Harrisburg, PA  17108-1146

       Telecopy No.:  717-231-6669

  7.07  Disclosure Schedules.  Information contained on either the CIB
        --------------------
Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

  7.08  Captions.  The captions contained in this Agreement are for reference
        --------
purposes only and are not part of this Agreement.

  7.09  Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

  7.10  Severability.  If any provision of this Agreement or the application
        ------------
thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

  7.11  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the domestic internal law of the Commonwealth of Pennsylvania.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        NATIONAL PENN BANCSHARES, INC.



(Corporate Seal)                        By:/s/ Wayne R. Weidner
                                           ----------------------------
                                              Name:  Wayne R. Weidner
                                              Title: President



                                    Attest:/s/ Sandra L. Spayd
                                           ----------------------------
                                              Name:  Sandra L. Spayd
                                              Title: Secretary



                                        COMMUNITY INDEPENDENT BANK, INC.



(Corporate Seal)                        By:/s/ Frederick P. Krott
                                           ----------------------------
                                              Name:  Frederick P. Krott
                                              Title: Chairman



                                    Attest:/s/ Karl D. Gerhart
                                           ----------------------------
                                              Name:  Karl D. Gerhart
                                              Title: President and CEO

Exhibit 1
---------


                                 July 23, 2000


National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

  National Penn Bancshares, Inc. ("NPB") and Community Independent Bank, Inc. ("CIB") are considering execution of an Agreement dated July 23, 2000 (the "Agreement").

  Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein, (a) NPB will acquire CIB by a merger of CIB with and into NPB, (b) shareholders of CIB will receive shares of NPB common stock in exchange for their shares of CIB common stock owned on the closing date, and (c) optionholders of CIB will receive stock options exercisable for common stock of NPB in exchange for options exercisable for common stock of CIB outstanding on the closing date (the foregoing, collectively, the "Merger").

  NPB has required as a condition to its execution and delivery to CIB of the Agreement, that the undersigned, being a director of CIB, execute and deliver to NPB this Letter Agreement.

  The undersigned, in order to induce NPB to execute the Agreement, and intending to be legally bound hereby, irrevocably agrees and represents as follows:

  1. The undersigned agrees to vote or cause to be voted for approval of the Merger all shares of CIB common stock over which the undersigned exercises sole voting power.

  2. Through the record date for the meeting of CIB shareholders to vote upon the Merger and for the period and to the extent provided in Paragraph 6 hereof, the undersigned agrees not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of CIB common stock over which the undersigned exercises sole voting power.

  3. The undersigned has sole voting power over the number of shares of CIB common stock, and holds stock options for the number of shares of CIB common stock, if any, set forth below opposite the signature line for the undersigned. NPB recognizes that with respect to any such shares which have been pledged to a third party, the undersigned will not be able to control the voting or disposition of such shares in the event of a default.

  4. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any shares of NPB common stock received pursuant to the Merger, except:

     (a) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such NPB common stock is effective and a prospectus is made available under the Securities Act;

     (b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145"); or

     (c) in a transaction which, in the opinion of counsel satisfactory to NPB or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act;

and the undersigned acknowledges and agrees that NPB is under no obligation to register the sale, transfer or other disposition of NPB common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available.

  5. NPB shall take all steps necessary to ensure that NPB is in compliance with all those requirements of Rule 145 with which NPB must comply in order for the resale provisions of Rule 145(d) to be available to the undersigned.

  6. Notwithstanding the foregoing, the undersigned agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of CIB or of common stock of NPB, during the period commencing thirty (30) days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty (30) days of post-Merger combined operations of NPB and CIB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of CIB common stock or shares of NPB common stock which, in NPB's reasonable judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff
                     -- -------
Accounting Bulletin Series of the SEC.

  7. The undersigned agrees that neither CIB nor NPB shall be bound by any attempted sale of any shares of CIB common stock or NPB common stock, respectively, and CIB's and NPB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and the undersigned further agrees that the certificates representing shares of NPB common stock owned by the undersigned may be endorsed with restrictive legends consistent with the terms of this Letter Agreement.

  8. The undersigned represents that he has no plan or intention to offer, sell, exchange, or otherwise dispose of any shares of common stock of NPB prior to expiration of the time period referred to in subparagraph 6 hereof.

  9. The undersigned agrees, if he is an optionholder, to exchange his options to acquire shares of common stock of CIB for options to acquire such number of shares of common stock of NPB as he would have acquired if he had exercised such options immediately prior to consummation of the Merger, and otherwise on the same terms and conditions as the exchanged CIB options (unless the undersigned shall have exercised any such option prior to the Merger).

  10. The undersigned represents that he has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

  The parties hereto acknowledge that this Letter Agreement is being executed by the undersigned in his capacity solely as a shareholder of CIB, and not in any other capacity (including as a director of CIB), and nothing herein contained shall derogate from the undersigned's ability to act in such other capacity, including the exercise of fiduciary duty, even if in conflict with the foregoing.

  This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter.

  This Letter Agreement shall be effective upon acceptance by NPB.

This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

                                        Very truly yours,

Number of Shares,
and Shares Subject
to Stock Options,
Held:


------------------------------          ------------------------------
                                        Name:



Accepted:
--------


NATIONAL PENN BANCSHARES, INC.



By:
   ---------------------------
   Name:
   Title:

Exhibit 2
---------

                            STOCK OPTION AGREEMENT
                            ----------------------

  THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated as of July 23, 2000, is by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and COMMUNITY INDEPENDENT BANK, INC., a Pennsylvania corporation ("CIB").

                                  BACKGROUND
                                  ----------

  1. NPB and CIB desire to enter into an Agreement, dated as of July 23, 2000 (the "Agreement"), providing, among other things, for the acquisition by NPB of CIB through the merger of CIB with and into NPB, with NPB surviving the merger (the "Merger").

  2. As a condition and inducement to NPB to enter into the Agreement, CIB is granting to NPB an option to purchase up to that number of shares of common stock, par value $5.00 per share (the "Common Stock"), of CIB as shall equal 19.9% of shares of Common Stock of CIB issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

  3. By resolution of the Board of Directors of CIB, the Board of Directors of CIB has explicitly authorized and determined that it is in the best interests of CIB, pursuant to Sections 8(A) and 9(A) of CIB's Amended and Restated Articles of Incorporation ("Amended Articles"), that the provisions of Articles 8, 9 and 10 of CIB's Amended Articles shall not apply to NPB if NPB purchases any shares of CIB Common Stock by reason of the exercise of the option to purchase shares of CIB Common Stock set forth in this Stock Option Agreement, nor shall such provisions apply to any other Person (as defined in Article 15 of the Amended Articles) who purchases any such shares from NPB. By resolution of the Board of Directors of CIB, the Board of Directors of CIB has also explicitly authorized and determined that no conditions, other than those conditions imposed by this Stock Option Agreement, shall be imposed on NPB's ability to vote or hold any shares of CIB Common Stock purchased by NPB by reason of the exercise of the option to purchase shares of CIB Common Stock set forth in this Stock Option Agreement, nor shall any conditions be imposed upon any other Person (as defined in Article 15 of the Amended Articles) who purchases any such shares from NPB.

                                   AGREEMENT
                                   ---------

  NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements and representations herein contained, the parties, intending to be legally bound hereby, agree as follows:

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  1.  Grant of Option.  CIB hereby grants to NPB, on the terms and conditions
      ---------------
set forth herein, the option to purchase (the "Option") up to 139,200 shares of Common Stock of CIB (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $10.00, provided, however, that in no event shall the aggregate number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of CIB Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

  2.  Exercise of Option.
      ------------------

     (a)  Provided that:

        (i) NPB shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement; and

        (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise;

upon or after the occurrence of a Triggering Event (defined below) NPB may exercise the Option, in whole or in part, at any time or one or more times, from time to time;

provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of:

           (A)  the Effective Date of the Merger, as provided in the Agreement;

           (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event (defined below), other than a termination of the Agreement by NPB pursuant to Section 6.01(b)(i) as a result of a willful breach of the Agreement by CIB (such a termination by NPB is hereinafter referred to as a "Default Termination");

           (C) 12 months after the termination of the Agreement by NPB pursuant to a Default Termination; and

           (D) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and

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provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b) As used herein, the term "Triggering Event" means the occurrence of either of the following events:

        (i) a person or group (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission ("SEC")); or

        (ii) a person or group, other than NPB or an affiliate of NPB, enters into an agreement or letter of intent or memorandum of understanding with CIB pursuant to which such person or group or any affiliate of such person or group would:

           (A) merge or consolidate, or enter into any similar transaction, with CIB;

           (B) acquire all or substantially all of the assets or liabilities of CIB or all or substantially all of the assets or liabilities of Bernville Bank, N.A., a wholly-owned subsidiary of CIB ("BBank"); or

           (C) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the SEC) or the then outstanding shares of common stock of BBank; or

  CIB shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding.

     (c) As used herein, the term "Preliminary Triggering Event" means the occurrence of any of the following events:

        (i)  a person or group (as those terms are defined

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  or used in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the SEC);

        (ii) a person or group, other than NPB or an affiliate of NPB, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for:

           (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of CIB, BBank, or any other business combination involving CIB or BBank; or

           (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of common stock of BBank, (collectively, a "Proposal");

  and thereafter, if such Proposal has not been Publicly Withdrawn (defined below) at least 30 days prior to the meeting of shareholders of CIB called to vote on the Merger, CIB's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled;

        (iii) the Board of Directors of CIB shall:

           (A)  fail to recommend the Merger;

           (B)  recommend a Proposal; or

           (C) have withdrawn or modified in a manner adverse to NPB the recommendation of the Board of Directors of CIB with respect to the Agreement and thereafter CIB's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting is not scheduled or has been cancelled; or

        (iv) a person or group, other than NPB or an affiliate of NPB, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, CIB shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would

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  entitle NPB to terminate the Agreement under Section 6.01(b)(i) of the
  Agreement (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the Agreement).

  If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

  For purposes of this Section 2, "Publicly Withdrawn" shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over CIB or in soliciting or inducing any other person (other than NPB or an affiliate of NPB) to do so.

  Notwithstanding the foregoing, the obligation of CIB to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate):

        (i) until the receipt of all required governmental or regulatory approvals or consents necessary for CIB to issue the Option Shares or NPB to exercise the Option, or until the expiration or termination of any waiting period required by law, or

        (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any other provision, the Option shall not expire or otherwise terminate.

  CIB shall notify NPB promptly in writing of the occurrence of any Triggering Event or Preliminary Triggering Event known to it, it being understood that the giving of such notice by CIB shall not be a condition to the right of NPB to exercise the Option. CIB will not take any action which would have the effect of preventing or disabling CIB from delivering the Option Shares to NPB upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event NPB wishes to exercise the Option, NPB shall send a written notice to CIB (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date

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between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

  3.  Repurchase of Option by CIB.
      ---------------------------

     (a) Subject to the last sentence of Section 2(a), at the request of NPB at any time commencing upon the first occurrence of a Repurchase Event (defined below) and ending 12 months immediately thereafter, CIB shall repurchase from NPB (x) the Option and (y) all shares of Common Stock purchased by NPB pursuant hereto with respect to which NPB then has beneficial ownership. The date on which NPB exercises its rights under this Section 3 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

        (i) the aggregate Option Price paid by NPB for any shares of Common Stock acquired pursuant to the Option with respect to which NPB then has beneficial ownership;

        (ii) the excess, if any, of:

           (A) the Applicable Price (defined below) for each share of Common Stock over:

           (B)  the Option Price (subject to adjustment pursuant to Section 6);

  multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

        (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by NPB for each share of Common Stock with respect to which the Option has been exercised and with respect to which NPB then has beneficial ownership, multiplied by the number of such shares.

  (b) (i) If NPB exercises it rights under this Section 3, CIB shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to NPB in immediately available funds, and contemporaneously with such payment, NPB shall surrender to CIB the Option and the certificate evidencing the shares of Common Stock purchased under the Option with respect to which NPB then has beneficial ownership, and NPB

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shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

        (ii) Notwithstanding Section 3(b)((i), to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the OCC, the FRB, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, NPB shall have the ongoing option to revoke its request for repurchase pursuant to Section 3, in whole or in part, or to require that CIB deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same. Each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval. In any such case, the ten
(10) business day period of time that would otherwise run pursuant to Section 3(b)(i) for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed.

        (iii) If any Regulatory Authority disapproves of any part of CIB's proposed repurchase pursuant to this Section 3, CIB shall promptly give notice of such fact to NPB. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, CIB shall promptly give notice of such fact to NPB. If any Regulatory Authority prohibits the repurchase in part but not in whole, then NPB shall have the right (x) to revoke the repurchase request, or (y) to the extent permitted by such Regulatory Authority, to determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and NPB shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. NPB shall notify CIB of its determination under the preceding sentence within five
(5) business days of receipt of notice of disapproval of the repurchase.

  (c) For purposes of this Agreement, the "Applicable Price" means the highest of:

        (i) the highest price per share of Common Stock paid for any such share by the person or group described in

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  Section 3(d)(i);

        (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv); or

        (iii) the highest closing sales price per share of Common Stock quoted on the American Stock Exchange during the 15 business days preceding the Request Date;

provided, however, that in the event of a sale of less than all of CIB's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of CIB as determined by a nationally- recognized investment banking firm selected by NPB, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of clauses
(i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by NPB and reasonably acceptable to CIB, which determination shall be conclusive for all purposes of this Agreement.

  (d) As used herein, a "Repurchase Event" shall occur if:

        (i) any person or group (as those terms are defined or used in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock;

        (ii) CIB shall have merged or consolidated with any person, other than NPB or an affiliate of NPB, and shall not be the surviving or continuing corporation of such merger or consolidation;

        (iii) any person, other than NPB or an affiliate of NPB, shall have merged into CIB and CIB shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of CIB or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation; or

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        (iv) CIB shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than NPB or an affiliate of NPB.

  4.  Payment and Delivery of Certificates.  At any Closing hereunder:
      ------------------------------------

     (a) NPB will make payment to CIB of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by CIB;

     (b) CIB will deliver to NPB a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of NPB or its designee, in such denominations as were specified by NPB in its notice of exercise; and

     (c) NPB will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

  A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

     "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless Community Independent Bank, Inc. receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

  5.  Registration Rights.
      -------------------

     (a) Upon or after the occurrence of a Triggering Event and upon receipt of a written request from NPB, CIB shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the SEC covering such number of Option Shares as NPB shall specify in its request, and CIB shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option Shares; provided that:

        (i) NPB shall in no event have the right to have more than one such registration statement become effective;

        (ii) CIB shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to CIB delivers

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  to CIB and to NPB its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; and

        (iii) CIB may delay any registration of Option Shares for a period not exceeding 90 days in the event that CIB shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by CIB. NPB shall provide all information reasonably requested by CIB for inclusion in any registration statement to be filed hereunder.

In connection with such filing, CIB shall use its reasonable best efforts to cause to be delivered to NPB such certificates, opinions, accountant's letters and other documents as NPB shall reasonably request and as are customarily provided in connection with the registration of securities under the Securities Act. CIB shall provide to NPB such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as NPB may reasonably request.

     (b) All reasonable expenses incurred by CIB in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for CIB and blue sky fees and expenses, shall be paid by CIB. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to NPB and any other expenses incurred by NPB in connection with such filing shall be borne by NPB.

     (c) In connection with any filing under this Section 5, CIB shall indemnify and hold NPB harmless against any losses, claims, damages or liabilities, joint or several, to which NPB may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and CIB will reimburse NPB for any legal or other expense reasonably incurred by NPB in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CIB will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on

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behalf of NPB specifically for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto.

     (d) NPB will indemnify and hold harmless CIB to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of NPB for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and NPB will reimburse CIB for any legal or other expense reasonably incurred by CIB in connection with investigating or defending any such loss, claim, damage, liability or action.

     (e) Notwithstanding any provision of Sections 5(c) or 5(d), no indemnifying party shall be liable for any settlement effected without its prior written consent.

  6.  Adjustment Upon Changes in Capitalization.  In the event of any change in
      -----------------------------------------
the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

  7.  Filings and Consents.  Each of NPB and CIB will use its reasonable best
      --------------------
efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, NPB shall file a report of beneficial ownership on Form 13D with the SEC under the Exchange Act which discloses the rights of NPB hereunder.

8.  Representations and Warranties of CIB.  CIB hereby represents and warrants
    -------------------------------------
to NPB as follows:

     (a)  Due Authorization.  CIB has full corporate power and authority to
          -----------------
execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by CIB. This Stock Option Agreement constitutes a legal, valid and binding obligation of CIB, enforceable against CIB in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity).

     (b)  Authorized Shares.  CIB has taken all necessary corporate action to
          -----------------
authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

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  9.  Representations and Warranties of NPB.  NPB hereby represents and warrants
      -------------------------------------
to CIB that NPB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by NPB. This Stock Option Agreement constitutes a legal, valid and binding obligation of NPB, enforceable against NPB in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity).

  10.  Specific Performance.  The parties hereto acknowledge that damages would
       --------------------
be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

  11.  Entire Agreement.  This Stock Option Agreement and the Agreement
       ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

  12.  Assignment or Transfer.  NPB may not sell, assign or otherwise transfer
       ----------------------
its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an NPB subsidiary. NPB represents that it is acquiring the Option for NPB's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. NPB is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the SEC pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by
Section 4(2) of the Securities Act and the representations and warranties made by NPB in connection therewith.

  13.  Amendment of Stock Option Agreement.  By mutual consent of the parties
       -----------------------------------
hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

  14.  Validity.  The invalidity or unenforceability of any provision of this
       --------
Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

  15.  Notices.  All notices or other communications hereunder
       -------

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shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

     (a)  If to NPB, to:

          National Penn Bancshares, Inc.
          Philadelphia and Reading Avenues
          P.O. Box 547
          Boyertown, Pennsylvania 19512-0547

          Attention: Wayne R. Weidner, President
          Telecopy No.:  610-369-6349

          with a copy to:

          H. Anderson Ellsworth
          Jay W. Waldman
          Ellsworth, Carlton & Waldman, P.C.
          1105 Berkshire Boulevard
          Suite 320
          Wyomissing, Pennsylvania 19610

          Telecopy No.:  610-371-9510

     (b)  If to CIB, to:

     Community Independent Bank, Inc.
     201 North Main Street
     Bernville, Pennsylvania 19506

     Attention:  Frederick P. Krott, Chairman

     Telecopy No.:  610-488-0952

     with a copy to:

     Charles J. Ferry
     Rhoads & Sinon LLP
     One South Market Square, 12th Floor
     P.O. Box 1146
     Harrisburg, PA  17108-1146

     Telecopy No.:  717-231-6669

  16.  Governing Law.  This Stock Option Agreement shall be governed by and
       -------------
construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

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  17.  Captions.  The captions in this Stock Option Agreement are inserted for
       --------
convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

  18.  Waivers and Extensions.  The parties hereto may, by mutual consent,
       ----------------------
extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

  19.  Parties in Interest.  This Stock Option Agreement shall be binding upon
       -------------------
and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

  20.  Counterparts.  This Stock Option Agreement may be executed in two or more
       ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  21.  Expenses.  Except as otherwise provided herein, all costs and expenses
       --------
incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

  22.  Defined Terms.  Capitalized terms which are used but not defined herein
       -------------
shall have the meanings ascribed to such terms in the Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized officers and have caused their corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.

                                        NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                        By:
                                           -----------------------------
                                             Name:
                                             Title:

                                    Attest:
                                           -----------------------------
                                             Name:
                                             Title:

                                        COMMUNITY INDEPENDENT BANK, INC.


(Corporate Seal)                        By:
                                           -----------------------------
                                             Name:
                                             Title:

                                    Attest:
                                           -----------------------------
                                             Name:
                                             Title:

Exhibit 3
---------

                              BANK PLAN OF MERGER
                              -------------------

  THIS BANK PLAN OF MERGER ("Bank Plan of Merger") dated July 23, 2000, is by and between NATIONAL PENN BANK, a national banking association ("NPBank"), and BERNVILLE BANK, N.A., a national banking association ("BBank").


                                  BACKGROUND
                                  ----------

  1. NPBank is a wholly-owned subsidiary of National Penn Bancshares, Inc., a Pennsylvania corporation ("NPB").

  2. BBank is a wholly-owned subsidiary of Community Independent Bank, Inc., a Pennsylvania corporation ("CIB").

  3. NPB and CIB have executed an Agreement dated July 23, 2000 (the "Agreement"). The Agreement provides for the merger of BBank with and into NPBank, with NPBank surviving such merger, but only after closing of the "Merger" provided for in the Agreement. After closing of the "Merger", NPBank and BBank will each be direct wholly-owned subsidiaries of NPB. This Bank Plan of Merger is being executed by NPBank and BBank pursuant to the Agreement.


                                   AGREEMENT
                                   ---------

  In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, NPBank and BBank, intending to be legally bound hereby, agree:


                                   ARTICLE I
                                   ---------

                                    MERGER
                                    ------

  Subject to the terms and conditions of this Bank Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof):

  (a) BBank shall merge with and into NPBank, under the charter of NPBank;

  (b) the separate existence of BBank shall cease; and

  (c) NPBank shall be the surviving bank.

Such transaction is referred to herein as the "Bank Merger", and NPBank, as the surviving bank in the Bank Merger, is referred to herein as the "Surviving Bank".


                                  ARTICLE II
                                  ----------

                       NAME AND BUSINESS OF ASSOCIATION
                       --------------------------------

  The name of the Surviving Bank shall be National Penn Bank. The business of the Surviving Bank shall be that of a national banking association. This business shall be conducted by the Surviving Bank at its main office which shall be located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania 19512, and its legally established branches and other facilities.


                                  ARTICLE III
                                  -----------

                      ARTICLES OF ASSOCIATION AND BYLAWS
                      ----------------------------------

  3.1  Articles of Association.  On and after the Effective Date, the articles
       -----------------------
of association of the Surviving Bank shall read in their entirety as set forth on Schedule 3.1 attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws.

  3.2  Bylaws.  On and after the Effective Date, the bylaws of NPBank, as in
       ------
effect immediately prior to the Effective Date, shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.


                                  ARTICLE IV
                                  ----------

                        BOARD OF DIRECTORS AND OFFICERS
                        -------------------------------

  4.1  Board of Directors.
       ------------------

  (a) On and after the Effective Date, (1) the directors of NPBank duly elected and holding office immediately prior to the Effective Date and (2) two persons (each a "CIB NPBank Nominee") selected by CIB's Board of Directors (consistent with the 60 years age limitation contained in NPBank's Bylaws) and approved by NPB (which approval will not be unreasonably withheld) shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank; provided, however, that with respect to the CIB NPBank Nominees, NPB and NPBank shall take all steps necessary to ensure that such persons are re-elected to NPBank's Board of Directors for each of the five years following the Effective Date if such persons are in office as directors of NPBank on the annual election dates.

  (b) If either CIB NPBank Nominee, or any successor, resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the fifth one-year term, the former CIB directors then serving on the Division Board (as defined in the Agreement), by a plurality vote, shall have the right to select (consistent with the 60 years age limitation contained in NPBank's Bylaws) the successor to such CIB NPBank Nominee, or any successor, subject to approval of such person by NPB (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

  4.2  Officers.  On and after the Effective Date, the officers of NPBank duly
       --------
elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.


                                   ARTICLE V
                                   ---------

                             CONVERSION OF SHARES
                             --------------------

  5.1  NPBank Capital Stock.  Each share of NPBank capital stock issued and
       --------------------
outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of identical capital stock of the Surviving Bank.

  5.2  BBank Capital Stock.  Each share of BBank capital stock issued and
       -------------------
outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.


                                  ARTICLE VI
                                  ----------

                         EFFECTIVE DATE OF THE MERGER
                         ----------------------------

  The Bank Merger shall be effective at the time specified in a merger approval to be issued by the Office of the Comptroller of the Currency of the United States of America (the "Effective Date").

                                  ARTICLE VII
                                  -----------

                             EFFECT OF THE MERGER
                             --------------------

  On the Effective Date: the separate existence of BBank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of NPBank and BBank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.


                                 ARTICLE VIII
                                 ------------

                             CONDITIONS PRECEDENT
                             --------------------

  The obligations of NPBank and BBank to effect the Bank Merger shall be subject to closing of the "Merger" provided for in the Agreement.


                                  ARTICLE IX
                                  ----------

                                  TERMINATION
                                  -----------

  This Bank Plan of Merger shall terminate automatically upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Bank Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.


                                   ARTICLE X
                                   ---------

                                   AMENDMENT
                                   ---------

  This Bank Plan of Merger may be amended at any time prior to consummation of the Bank Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.


                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

  11.1  Extensions; Waivers.  Each party, by a written instrument signed by a
        -------------------
duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Plan of Merger.

  11.2  Notices.  Any notice or other communication required or permitted under
        -------
this Bank Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

  11.3  Captions.  The headings of the several Articles herein are intended for
        --------
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Plan of Merger.

  11.4  Counterparts.  For the convenience of the parties hereto, this Bank Plan
        ------------
of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

  11.5  Governing Law.  This Bank Plan of Merger shall be governed by and
        -------------
construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

  IN WITNESS WHEREOF, National Penn Bank and Bernville Bank, N.A., have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above, each pursuant to a resolution of its board of directors, acting by a majority.


                                          NATIONAL PENN BANK


(Corporate Seal)                        By:/s/ Wayne R. Weidner
                                           ---------------------------
                                              Name:  Wayne R. Weidner
                                              Title: President


                                    Attest:/s/ Sandra L. Spayd
                                           ---------------------------
                                              Name:  Sandra L. Spayd
                                              Title: Secretary


                                          BERNVILLE BANK, N.A.


(Corporate Seal)                        By:/s/ Frederick P. Krott
                                           ---------------------------
                                              Name:  Frederick P. Krott
                                              Title: Chairman

                                    Attest:
                                           ---------------------------
                                              Name:
                                              Title:

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS               :

  On this ____ day of July, 2000, before me, a notary public for this state and county, personally came _______________________, as _______________, and
______________________, as __________________, of NATIONAL PENN BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

  WITNESS my official seal and signature this day and year.


                                        ___________________________________
(Seal of Notary)                        Notary Public
                                        My commission expires______________



COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS      :

  On this ____ day of July, 2000, before me, a notary public for this state and county, personally came _______________________, as _______________, and
______________________, as __________________, of BERNVILLE BANK, N.A. and each, in his/her capacity, acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

  WITNESS my official seal and signature this day and year.


                                        ___________________________________
(Seal of Notary)                        Notary Public
                                        My commission expires______________

                                       90